Exhibit 5.1

January 31, 2025

Odysight.ai Inc.

Suite 7A

Industrial Park, P.O. Box 3030

Omer, Israel 8496500

Re:	Odysight.ai Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Odysight.ai Inc., a Nevada corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-1 (Registration Number 333-283773), filed with the Securities and Exchange Commission (the “Commission”) on December 12, 2024, as amended and supplemented through the date hereof, under the Securities Act of 1933, as amended (the “Securities Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”). The Registration Statement relates to the registration of the proposed issuance of up to an aggregate offering amount of $24,725,000 shares (the “Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”) to be offered pursuant to the Registration Statement, including up to $3,225,000 shares of Common Stock that may be sold upon the exercise of an over-allotment option. The Shares are proposed to be sold by the Company pursuant to an Underwriting Agreement by and between the Company and The Benchmark Company, LLC, the form of which is filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”). The term “Shares” shall include any additional shares of Common Stock registered by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offering contemplated by the Registration Statement.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issuance of the Shares.

In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following (collectively, the “Documents”):: (i) the Registration Statement, including the Prospectus and exhibits thereto; (ii) the Amended and Restated Articles of Incorporation of the Company; (iii) the Amended and Restated Bylaws of the Company; (iv) the Underwriting Agreement, (v) resolutions adopted by the board of directors of the Company, and (vi) such other documents and records and other certificates and instruments and matters of law as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In rendering the opinions set forth below, we have assumed: (i) the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents; (ii) each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent and authorized to do so; (iii) each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory; and (iv) the obligations of each party set forth therein are legal, valid and binding obligations of such party and are enforceable against such party in accordance with all stated terms.

As to matters of fact, we have relied upon the Documents and, solely to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company, without independently verifying the accuracy of such documents, records and instruments.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications, and limitations stated herein, we are of the opinion that the Shares, when issued and delivered by the Company against payment therefor in accordance with Underwriting Agreement and in a manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are based upon and limited to the laws of the State of Nevada. We express no opinion herein as to any other laws, statutes, regulations or ordinances. The opinions expressed herein that are based on the laws of the State of Nevada are limited to the laws generally applicable in transactions of the type covered by the Registration Statement.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus composing part of the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Sincerely,

/s/ Greenberg Traurig, P.A.

Greenberg Traurig, P.A.